Exhibit 2



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Atlantic American Corporation 401(k) Retirement Savings Plan
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-90890) of our report dated June 29, 2009, relating to the financial statements and supplemental schedules of Atlantic American Corporation 401(k) Retirement Savings Plan appearing on this Form 11-K for the year ended December 31, 2008.


BDO SEIDMAN LLP
Atlanta, Georgia
June 29, 2009